SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana		46285
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 276-2000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on April 16, 2012. The following is a summary of the matters voted on at the meeting. Except as noted, percentages are a percentage of votes cast:

a)	The four nominees for director were elected to serve three-year terms ending in 2015, as follows:

Nominee	For	Against	Abstain	Broker Nonvote
Katherine Baicker, Ph.D	862,938,888 (99.18%)	7,100,435	4,146,945	137,594,816
J. Erik Fyrwald	863,839,371 (99.28%)	6,232,116	4,114,781	137,594,816
Ellen R. Marram	852,722,534 (98.00%)	17,371,924	4,091,810	137,594,816
Douglas R. Oberhelman	859,449,204 (98.78%)	10,632,296	4,104,768	137,594,816

b)	The appointment of Ernst & Young LLP as our principal independent auditor was ratified by the following shareholder vote:

For:	990,272,568	(98.25%)
Against:	17,609,860
Abstain:	3,898,656

c)	By the following vote, the shareholders approved an advisory vote on compensation paid to named executive officers:

For:	814,757,765	(93.84%)
Against:	53,467,770
Abstain:	5,960,733
Broker Nonvote:	137,594,816

d)	By the following vote, the shareholders did not approve the proposal (which required the vote of 80 percent of outstanding shares) to amend the company’s articles of incorporation to provide for annual election of directors:

For:	728,450,434	(62.78% of outstanding shares)
Against:	141,936,427
Abstain:	3,799,407
Broker Nonvote:	137,594,816

e)	By the following vote, the shareholders did not approve the proposal (which required the vote of 80 percent of outstanding shares) to amend the company’s articles of incorporation to eliminate all supermajority voting requirements:

For:	724,191,350	(62.41% of outstanding shares)
Against:	145,604,867
Abstain:	4,390,051
Broker Nonvote:	137,594,816

f)	By the following vote, the shareholders did not approve the shareholder proposal on establishing a majority vote committee:

For:	145,498,302	(16.77%)
Against:	722,127,322
Abstain:	6,560,644
Broker Nonvote:	137,594,816

g)	By the following vote, the shareholders did not approve the shareholder proposal on transparency in animal research:

For:	39,060,177	(4.85%)
Against:	766,863,809
Abstain:	68,262,282
Broker Nonvote:	137,594,816

As of the record date of the meeting, 1,160,406,840 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)

By:	/s/ James B. Lootens
Name:	James B. Lootens
Title:	Corporate Secretary

Dated: April 19, 2012

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